                                                                   EXHIBIT 10.15

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 9th day of April, 1992, in the City of Geneva, Switzerland, by and between WILLBROS ACQUISITION CORP., a Republic of Panama corporation ("Buyer"); and HEEREMA HOLDING CONSTRUCTION, INC., a Republic of Panama corporation ("Seller").

                                    RECITALS
                                    --------

     A. Willbros Group, Inc., a Republic of Panama corporation ("WGI"), is a wholly-owned subsidiary of Seller.

     B. WGI, through its direct and indirect subsidiaries, is engaged in the business of pipeline and related facility construction and engineering within and outside the United States.

     C. Buyer is owned by certain executives and employees of WGI and its subsidiaries and other investors.

     D. Seller desires to sell and Buyer desires to purchase all of the issued and outstanding capital stock of WGI, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, Buyer and Seller hereby agree as follows:

      1.  DEFINITIONS.  Unless the context otherwise requires, when used in this
          -----------
Agreement, the following terms shall have the meanings assigned to them in this
Section 1:

          "Balance Sheet" shall mean the audited consolidated balance sheet of WGI and its subsidiaries as of the Balance Sheet Date.

          "Balance Sheet Date" shall mean December 31, 1991.

          "Closing" shall mean consummation of the transactions described in this Agreement.

          "Closing Date" shall mean that date, not later than April 10, 1992, on which the condition set forth in Section 7(f) below has been satisfied, or such other date as may be mutually agreed between Buyer and Seller, provided that the other conditions set forth in Sections 7 and 8 hereof have been satisfied.

          "Effective Date" shall mean January 1, 1992.

          "Monastere" shall mean Monastere Inc., a Delaware corporation which is a wholly-owned subsidiary of WUSAI.

          "Monastere Shares" shall mean all of the issued and outstanding shares of capital stock of Monastere.

          "Musketeer" shall mean Musketeer Oil B.V., a Netherlands corporation which is a wholly-owned subsidiary of Vintondale.

          "Note and Warrant Purchase Agreement" shall mean that certain Note and Warrant Purchase Agreement of even date herewith between Buyer and certain investors (including Seller) who are purchasing subordinated notes of Buyer and warrants to purchase preferred stock of Buyer.

          "Preferred Stock Purchase Agreement" shall mean that certain Preferred Stock Purchase Agreement of even date herewith between Buyer and certain investors (including Seller) who are making equity investments in Buyer.

          "Vessel MWB" shall mean Vessel MWB 403, Inc., a Delaware corporation which is a wholly-owned subsidiary of WUSAI.

          "Vessel MWB Shares" shall mean all of the issued and outstanding shares of capital stock of Vessel MWB.

          "Vintondale" shall mean Vintondale Corporation N.V., a Netherlands Antilles corporation which is a wholly-owned subsidiary of WGI.

          "WARL" shall mean Willbros Al-Rushaid Limited, a Saudi Arabian limited liability company in which WII owns a forty-nine percent (49%) equity interest.

          "WESCO" shall mean Willbros Energy Services Company, a Delaware, U.S.A., corporation which is a wholly-owned subsidiary of WUSAI.

          "WGI Shares" shall mean 7,020 shares of Class A Common Stock of WGI, par value U.S.$1.00 per share, and 16,770 shares of Class B Common Stock of WGI, par value U.S.$1.00 per share.

          "WGI Subsidiaries" shall mean WII, Vintondale, Musketeer, WUSAI, WESCO, WARL and all other entities in which WGI holds, either directly or indirectly, a greater than fifty percent (50%) ownership interest.

          "WII" shall mean Willbros International, Inc., a Republic of Panama corporation which is a wholly-owned subsidiary of WGI.

          "WUSAI" shall mean Willbros USA, Inc., a Delaware, U.S.A., corporation which is a wholly-owned subsidiary of Musketeer.

     2.  SALE AND PURCHASE.  Subject to the conditions set forth herein, Seller
         -----------------
shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, the WGI Shares. Such transfer shall be made on the Closing Date, but effective for all purposes as of the Effective Date, free and clear of all liens, claims and encumbrances; provided, however, that Seller shall be entitled to receive and retain any amounts distributed from WGI between January 1, 1992, and the Closing, subject to the Purchase Price adjustment, as set forth in
Section 3 below. At the Closing, Seller will execute all necessary forms of assignment and other transfer documents reasonably determined by Buyer to be necessary or appropriate to accomplish transfer of the WGI Shares to Buyer.

     3.  CONSIDERATION.  The purchase price for the WGI Shares shall be Sixty-
         -------------
Seven Million One Hundred Thousand U.S. Dollars (U.S. $67,100,000) (the "Purchase Price"). In consideration of the transfer described in Section 2 above, (a) at the Closing, Buyer shall deliver to Seller, by wire transfer (next day funds) to the account or accounts designated by Seller, an aggregate amount equal to Sixty-Six Million U.S. Dollars (U.S. $66,000,000), less any amounts distributed by WGI to its stockholders between January 1, 1992, and the Closing; and (b) at the closing of the transaction described in Section 14(a) below, shall deliver to Seller, by wire transfer (next day funds) to the account or accounts designated by Seller (or by such other method as Buyer and Seller may mutually agree), an aggregate amount equal to One Million One Hundred Thousand U.S. Dollars (U.S. $1,100,000).

     4.  CLOSING.  Subject to the conditions set forth in this Agreement, the
         -------
Closing shall take place on the Closing Date at the offices of Seller in Geneva, Switzerland, or at such other place as may be mutually agreed upon by the parties.

     5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.  Seller hereby
         ---------------------------------------------------
represents and warrants to Buyer, and covenants with Buyer, as follows:

         (a) Organization.  Seller is a corporation, duly organized, validly
             ------------
     existing and in good standing under the laws of the Republic of Panama and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. Each of Vintondale and Musketeer is a corporation, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has all necessary corporate power and authority to own and operate its properties and conduct the businesses in which it is now engaged.

         (b) Authorization; Corporate Action.  The execution, delivery and
              -------------------------------
     performance by Seller of this Agreement and the other documents referred to herein have been duly authorized by all necessary corporate and other action, including without limitation approval of the transaction by the Board of

     Directors of Seller. Seller has, and shall continue to have, from and after the date of this Agreement, full right, power and authority to sell, assign, transfer and convey the WGI Shares to Buyer and to consummate the transactions contemplated by this Agreement.

          (c) Validity and Binding Effect.  This Agreement has been duly
              ---------------------------
     executed and delivered on behalf of Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditor's rights and by general equitable principles. Seller has and will transfer to Buyer on the Closing Date good and valid title to the WGI Shares, free and clear of all liens, claims, charges, security agreements, rights of third parties, options and encumbrances whatsoever.

          (d) No Conflicting Agreements.  Neither the execution and delivery of
              -------------------------
     this Agreement by Seller nor the fulfillment of or compliance with the terms or provisions hereof will: (a) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the Certificate (or Articles) of Incorporation of Seller or any agreement, license or other instrument or obligation to which Seller is a party or by which it or any of its assets is bound; (b) result in the violation of any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court or administrative agency or governmental authority by which Seller is bound; or (c) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever upon the WGI Shares under any instrument or agreement to which Seller or any of its Affiliates (other than WGI or any of the WGI Subsidiaries) is a party. Seller is not subject to any agreement, mortgage, lease, license or other instrument, or any judgment, order, decree, or authorization of any court or governmental agency or authority, which could prevent or impair Seller from carrying out this Agreement or from owning and transferring the WGI Shares to Buyer.

          (e) WGI Capitalization.  The authorized capital stock of WGI consists
              ------------------
     of 100,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock, and 300,000 shares of Class C Common Stock, all par value U.S.$1.00 per share, of which only the WGI Shares are outstanding. There are no other securities of WGI of any class authorized or outstanding. The WGI Shares were validly issued, are fully paid and nonassessable, and are owned beneficially and of record by Seller, free and clear of all claims, liens, pledges, security interests, restrictions, charges and other encumbrances. Except for this Agreement, there are no outstanding options, warrants or other rights of any kind to acquire any capital stock or other securities of WGI, and WGI is not committed to issue any such option, warrant, right or security, under any instrument or agreement executed or delivered by any officer, director or employee of Seller or any of its Affiliates (other than WGI or any of the WGI Subsidiaries). The WGI Shares are not subject to any proxy, voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend, disposition or other rights with respect to such shares.

          (f) Vintondale/Musketeer Capitalization.  The authorized capital stock
              -----------------------------------
     of Vintondale consists of thirty thousand (30,000) shares, par value U.S.$1.00 per share, of which only six thousand (6,000) shares are issued and outstanding, all of which are owned beneficially and of record by WGI, free and clear of all claims, liens, pledges, security interests, restrictions, charges and other encumbrances. The authorized capital stock of Musketeer consists of five thousand (5,000) shares, par value DFL 1,000 per share, of which only one thousand (1,000) shares are issued and outstanding, all of which are owned beneficially and of record by Vintondale, free and clear of all claims, liens, pledges, security interests, restrictions, charges and other encumbrances. There are no outstanding options, warrants or other rights of any kind to acquire any capital stock or other securities of Vintondale or Musketeer, and neither Vintondale nor Musketeer is committed to issue any such option, warrant, right or security. None of the outstanding shares of capital stock of Vintondale or Musketeer is subject to any proxy, voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend, disposition or other rights with respect to such shares.

          (g) Undisclosed Liabilities.  Neither Vintondale nor Musketeer has any
              -----------------------
     liabilities, contingent or otherwise, except as set forth on the Balance Sheet and those of the same types as set forth on the Balance Sheet which have arisen in the ordinary course of business since the Balance Sheet Date; provided, that this representation does not apply, directly or indirectly, to liabilities, contingent or otherwise, of any WGI Subsidiary, or which arise in connection with any activity or property of any WGI Subsidiary, other than Vintondale and Musketeer.

          (h) Consents.  No consent from, or other approval of, or the making of
              --------
     any declaration or filing with, any governmental entity or any other person is necessary in connection with the execution, delivery or performance of this Agreement by Seller, the sale and transfer of the WGI Shares to Buyer, or the consummation of the other transactions contemplated hereby.

          (i) Use of Corporate Name.  Following the Closing, Seller shall not
              ---------------------
     use or permit the use of the name "Willbros" or the W-Shield trademark or any similar name or mark or variant thereof as the legal, assumed or trade name of any operating entity controlling, controlled by, or under common control with Seller.

          (j) Minute Books.  The minute books or similar corporate records of
              ------------
     Vintondale and Musketeer contain complete and accurate records of all material actions of the stockholders and directors (and any committees thereof) of such companies since their formation.

          (k) Contracts and Agreements.  Seller has provided to Buyer a
              ------------------------
     Disclosure Schedule (the "Disclosure Schedule"), which contains a true and complete list of all material contracts, agreements, commitments and obligations, whether oral or written, to which either Vintondale or Musketeer is a party or by which either of them or any of their assets is bound. The Disclosure Schedule has been initialled by Seller and Buyer for identification. Neither Vintondale nor Musketeer is in breach or default under any of the contracts, agreements, commitments or obligations listed on the Disclosure Schedule.

          (l) Compliance with Applicable Law.  Vintondale and Musketeer (i) are,
              ------------------------------
     to the best of Seller's knowledge after due investigation, in compliance in every material respect with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ and decree of every court, administrative agency or other governmental authority in connection with the ownership, operation and maintenance of their businesses, properties and assets; (ii) have timely filed all tax returns required to have been filed with all appropriate governmental agencies; and (iii) except as set forth on the Disclosure Schedule, have no tax return audits or investigations pending or any tax assessments, proposed or otherwise, pending or, to the knowledge of Seller, threatened.

          (m) Litigation.  There are no pending, or to Seller's knowledge
              ----------
     threatened, suits, actions or proceedings against or involving Vintondale or Musketeer, and there is no valid basis known to Seller for any such claim or proceeding.

          (n) Powers of Attorney; Authorized Signatories.  The Disclosure
              ------------------------------------------
     Schedule also contains a true and complete list of (i) the names and addresses of all persons holding powers of attorney on behalf of Vintondale or Musketeer; and (ii) the account numbers and names of all banks and other financial institutions in which Vintondale or Musketeer has an account, deposit or safe deposit box, along with the names of all persons authorized to draw on such account or deposit or to have access to such box.

          (o) Disclosure.  No representation or warranty by Seller in this
              ----------
     Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they are made.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.  Buyer hereby
          --------------------------------------------------
represents and warrants to Seller, and covenants with Seller, as follows:

          (a) Organization.  Buyer is a corporation, duly organized, validly
              ------------
     existing and in good standing under the laws of the Republic of Panama and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

          (b) Authorization; Corporate Action.  The execution, delivery and
              -------------------------------
     performance by Buyer of this Agreement and the other documents referred to herein have been duly authorized by all necessary corporate and other action, including without limitation approval of the transaction by the Board of Directors of Buyer.

          (c) Validity and Binding Effect.  This Agreement has been duly
              ---------------------------
     executed and delivered on behalf of Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditor's rights and by general equitable principles.

          (d) Investment.  Buyer will be acquiring the WGI Shares for investment
              ----------
     and not with a view to public distribution thereof, provided that the disposition of the WGI Shares following the Closing shall at all times be and remain within the control of Buyer.

          (e) Consents.  No consent from, or other approval of, or the making of
              --------
     any declaration or filing with, any governmental entity or any other person is necessary in connection with the execution, delivery or performance of this Agreement by Buyer or the purchase and receipt of the WGI Shares.

          (f) Disclosure.  No representation or warranty by Buyer in this
              ----------
     Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they are made.

     7.   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.  The obligation of Buyer to
          -----------------------------------------
consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing, of the following conditions:

          (a) Statements True.  Each of the representations and warranties of
              ---------------
     Seller contained in this Agreement shall in all material respects be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance of Covenants.  Each of the covenants and agreements of
              ------------------------
     Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

          (c) Governmental Action.  No governmental agency or body shall have
              -------------------
     taken any action or made any requests of Buyer as a result of which the management of Buyer deems it inadvisable to proceed with the transactions contemplated herein, and no further consent or order from any governmental agency or body shall be necessary in order to effectuate the transactions contemplated herein.

          (d) Absence of Legal Impediment.  There shall be no legal impediment
              ---------------------------
     to the consummation of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel.  Buyer shall have received an opinion or
              ------------------
     opinions, dated the Closing Date and addressed to Buyer, from Panama counsel for Seller, satisfactory in all reasonable respects to Buyer, as to those matters set forth in clauses (a) and (b) of Section 5 above which are governed by Panama law.

          (f) Financing.  Buyer shall have received a bank loan commitment,
              ---------
     satisfactory to Buyer in its sole discretion, for financing for this transaction and working capital in an amount not less than Forty Million U.S. Dollars (U.S.$40,000,000), and such loan shall have closed or shall close simultaneously with the Closing, and the closings shall have occurred under the Preferred Stock Purchase Agreement and the Note and Warrant Purchase Agreement.

     8.   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.  The obligation of Seller
          ------------------------------------------
to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing, of the following conditions:

          (a) Statements True.  Each of the representations and warranties of
              ---------------
     Buyer contained in this Agreement shall in all material respects be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance of Covenants.  Each of the covenants and agreements of
              ------------------------
     Buyer to be performed on or prior to the Closing Date shall have been performed in all material respects.

          (c) Governmental Action.  No governmental agency or body shall have
              -------------------
     taken any action or made any requests of Seller as a result of which the management of Seller deems it inadvisable to proceed with the transactions contemplated herein, and no further consent or order from any governmental agency or body shall be necessary in order to effectuate the transactions contemplated herein.

          (d) Absence of Legal Impediment.  There shall be no legal impediment
              ---------------------------
     to the consummation of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel.  Seller shall have received an opinion or
              ------------------
     opinions, dated the Closing Date and addressed to Seller, from Panama counsel for Buyer, satisfactory in all reasonable respects to Seller, as to those matters set forth in clauses (a) and (b) of Section 6 above which are governed by Panama law.

     9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations,
          ------------------------------------------
warranties, covenants and agreements made by Buyer and Seller in this Agreement or pursuant hereto shall survive any investigations made by or on behalf of Buyer and Seller and shall survive the Closing for a period of four (4) years.

     10.  SELLER'S INDEMNITY.
          ------------------

          (a) Effective at Closing, Seller hereby agrees to indemnify, defend and hold harmless Buyer, and Buyer's shareholders, officers and directors, from and against and in respect of, and will reimburse such persons for:

                 (i) Any and all damages, losses, expenses, obligations and liabilities suffered or incurred by Buyer, WGI or any of the WGI Subsidiaries resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of Seller hereunder; and

                (ii) Any and all actions, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees and disbursements, court costs (at all levels) and interest.

          (b) Effective at Closing, and without limiting the provisions of clause (a) of this Section 10, Seller hereby agrees to indemnify, defend and hold harmless Buyer and Buyer's shareholders, officers and directors, from and against and in respect of, and will refund to Buyer as a reduction of the Purchase Price, the full amount of any tax (plus all penalties and interest associated therewith and all reasonable accountants' and attorneys' fees, court costs (at all levels) and other costs incurred in defending against the imposition of any such tax) which becomes payable on or after the Closing Date with respect to any taxable year which began after December 31, 1978, and ended prior to January 1, 1992, by WGI or any entity in which WGI directly or indirectly owns a greater than fifty percent (50%) equity interest as of or prior to the date hereof, to the United States of America or any state or local taxing authority therein, on account of any revenue or income earned or received from any source, activity conducted, interest paid or received, or dividend or other distribution paid or received, or the occurrence of any other event, at any time after December 31, 1978, and prior to January 1, 1992, to the extent such tax, in the aggregate, is not accrued, reserved against, or otherwise reflected in the Balance Sheet; provided, however, that such indemnity and refund obligations shall not apply to any such tax which arises as a direct result of changes made after the Closing Date, without Seller's consent, in the corporate group structure of WGI or the WGI Subsidiaries (other than (i) the combination of Buyer and WGI through a merger or consolidation or the dissolution and liquidation of WGI into Buyer, and (ii) changes in the corporate group structure of the WGI Subsidiaries at any level below WII or WUSAI, including without limitation the creation, dissolution, sale, acquisition, merger or consolidation of new or existing corporations at any level below WII or WUSAI) or in the United States federal or state tax reporting position of WGI or any WGI Subsidiary; provided further, that the immediately preceding proviso shall not apply to any such change which is required by applicable law (including without limitation any statute, regulation, revenue procedure or ruling, binding official interpretation or decision); and provided further, that Seller shall be given notice of any proposal to make any change (as described in the first proviso set forth in this Section 10(b)) and Seller shall be deemed to have consented to such change unless Seller has notified Buyer, within thirty (30) days after the date on which the notice is delivered or deemed to have been delivered (pursuant to Section 17(d) below) to Seller, of Seller's objection to such change and the reasons therefor. Under no circumstances shall Buyer, WGI or any WGI Subsidiary be required to carry back to any year of adjustment prior to 1992 any net operating loss deduction arising on or after January 1, 1992.

     11.  BUYER'S INDEMNITY.  Effective at Closing, Buyer hereby agrees to
          -----------------
indemnify, defend and hold harmless Seller and its shareholders, officers and directors from and against and in respect of, and will reimburse such persons for:

          (a) Any and all damages, losses, expenses, obligations and liabilities suffered or incurred by Seller resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of Buyer hereunder; and

          (b) Any and all actions, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees and disbursements, court costs (at all levels) and interest.

     12.  LIMITATION ON INDEMNITY OBLIGATIONS.  Notwithstanding Sections 10 and
          -----------------------------------
11 above, Seller's and Buyer's indemnity obligations, as set forth in said Sections 10 and 11, and the right of the indemnified persons to be so indemnified by Seller and Buyer, shall be subject to and limited by the following:

          (a) Seller's obligations under Section 10(b) above shall be limited to a maximum amount of taxes, in the aggregate, equal to U.S.$17,500,000, plus all penalties and interest associated therewith and all reasonable accountants' and attorneys' fees, court costs (at all levels) and other costs incurred in defending against the imposition of any such tax.

          (b) Seller shall have no obligation under Section 10(a) above, and Buyer shall have no obligation under Section 11 above, with respect to any such damage, loss, expense, obligation or liability unless Buyer or any other indemnified person shall have notified Seller, or Seller or any other indemnified person shall have notified Buyer, as the case may be, of such claim for indemnity within four (4) years after the Closing Date. Seller shall have no obligation under Section 10(b) above with respect to any claim for indemnification thereunder unless Buyer or any other indemnified person shall have notified Seller of such claim for indemnity on or before March 31, 2001.

          (c) Notwithstanding anything to the contrary contained in this Agreement (other than Section 12(a) above), if the total amount of all of the taxes covered by the indemnifica-tion provisions of Section 10(b) above exceeds U.S.$1,500,000, Seller's indemnity obligation under said Section 10(b) shall be limited to ninety percent (90%) of the amount of such taxes in excess of U.S.$1,500,000 up to U.S.$11,500,000 but (subject to Section 12(a) above) shall include the entire amount of such taxes in excess of U.S.$11,500,000.

     13.  INDEMNITY PROCEDURE.  For the purposes of administering the
          -------------------
indemnification provisions set forth in Sections 10 and 11 above, the indemnified person shall give written notice to the indemnifying party of any communication regarding the commencement of any audit, action, suit or proceeding, or the written assertion of any claim or the occurrence of any damage, loss, expense, obligation or liability for which indemnification is provided hereunder, as soon as reasonably possible after the indemnified person becomes aware of the occurrence or receipt of the communication. In any such proceeding, at any time following receipt of notice, the indemnifying party shall be entitled, at its sole discretion, to assume the entire defense of such claim or action (with counsel selected by it which is reasonably satisfactory to the indemnified person) or settle such claim or action (provided, however, no such claim or action, shall be finally settled without the prior written consent of the indemnified person and the indemnifying party, such consent not to be unreasonably withheld). In any event the indemnifying party shall bear the entire cost incurred by the indemnifying party, or incurred by the indemnified person to the extent reasonably allocable to the indemnified claim, in the defense and/or settlement of such claim or action. In the event of the assumption of the defense by the indemnifying party, the indemnified person shall have the right to participate in the defense of such claim or action, at its own expense.

     14.  CERTAIN COVENANTS.
          -----------------

          (a) Monastere and Vessel MWB.  Within three (3) months after the
              ------------------------
     Closing, Buyer shall cause WUSAI to sell, and Seller shall buy or cause one of its affiliates to buy from WUSAI, all of the Monastere Shares and all of the Vessel MWB Shares for an aggregate purchase price in cash equal to One U.S. Dollar (U.S.$1.00). At the same time, all remaining intercompany debt due to or from Monastere or Vessel MWB, on the one hand, from or to WGI or any of the WGI Subsidiaries (other than Monastere and Vessel MWB), on the other hand, shall be settled in cash. Neither Buyer, WUSAI nor any other WGI Subsidiary shall be required to make any representation, warranty or indemnity as to Monastere or Vessel MWB, other than as to clear title to the Monastere Shares and the Vessel MWB Shares.

          (b) Non-Compete Agreement.  Contemporaneously with the execution of
              ---------------------
     this Agreement, Buyer and Seller shall execute a Non-Compete Agreement in the form of Exhibit A hereto.

          (c) Settlement of Intercompany Debt.  On or prior to the Closing Date,
              -------------------------------
     Seller and Buyer shall settle or cause to be settled all intercompany debt due to or from WGI or any of the WGI Subsidiaries, on the one hand, from or to Seller or any of Seller's other affiliates (which are not owned by WGI), on the other hand.

          (d) Confidentiality.  Each of the parties hereto shall keep
              ---------------
     confidential the transactions contemplated in this Agreement and shall not disclose, or permit any of its Affiliates to disclose, any information concerning such transactions (including without limitation the identity of the parties hereto and their constituent members) to any Person, other than its officers, directors, employees, agents, representatives, stockholders, and potential lenders and investors, except with the consent of the other.

          (e) Agreements between Seller and WGI.  Seller and Buyer shall cause
              ---------------------------------
     any agreements or contracts in existence between Seller or any of its Affiliates (other than WGI and the WGI Subsidiaries), on the one hand, and WGI or any of the WGI Subsidiaries, on the other hand, to be canceled and terminated on the Closing Date but effective as of the Effective Date.

          (f) Surety Guaranties.  The parties acknowledge that Seller has issued
              -----------------
     certain guaranties on behalf of various WGI Subsidiaries in favor of Seaboard Surety Company ("Seaboard") and American International Companies ("AIC") which Seaboard and AIC will not release, and that such guaranties will be allowed to expire in accordance with their terms. From and after the Closing, Buyer shall indemnify, and cause WGI and the WGI Subsidiaries to indemnify, Seller against any claim under any such guaranty.

          (g) Willbros, B.V.; Willbros Nederlandse Antillen, N.V.  Seller shall
              ---------------------------------------------------
     cooperate with and assist Buyer, as reasonably requested by Buyer, in changing the names of Willbros, B.V., a Netherlands corporation ("WBV"), and Willbros Nederlandse Antillen, N.V. ("WNANV"), a Netherlands Antilles corporation, both of which are WGI Subsidiaries, so that neither of them contains the word "Willbros" or any similar name or any variant thereof. Following such name changes, Buyer shall cause WGI to sell, and Seller shall buy or cause one of its Affiliates to buy from WGI, all of the issued and outstanding shares of WNANV and WBV for U.S.$1.00. From and after the Closing, and until such sale, Buyer shall not cause WNANV or WBV to engage in any business or operations. Neither Buyer, WGI nor any WGI Subsidiary shall be required to make any representation, warranty or indemnity as to WNANV or WBV.

     15.  TERMINATION.  This Agreement may be terminated at any time prior to
          -----------
the Closing as follows: (a) by the mutual consent of Buyer and Seller; (b) by Buyer if any of the conditions specified in Section 7 above have not been satisfied on or prior to the Closing and have not been waived by Buyer; (c) by Seller if any of the conditions specified in Section 8 above have not been satisfied on or prior to the Closing and have not been waived by Seller; or (d) on April 10, 1992, if the Closing shall not have occurred on or before such date, unless such date is extended by mutual agreement of the parties. In the event of termination of this Agreement as provided in this Section 15, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party, except as to
Section 14(d) which shall survive such termination.

     16.  SPECIFIC ENFORCEMENT.  Seller agrees that the WGI Shares contracted to
          --------------------
be conveyed hereunder cannot be readily obtained in the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, in the event of Seller's default and if Buyer shall institute any action to specifically enforce Seller's performance under this Agreement, Seller agrees to waive the defense that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise as to the propriety of Buyer's pursuing specific performance as a remedy.

     17.  MISCELLANEOUS.
          -------------

          (a) Further Assurances.  Seller will, from time to time, execute and
              ------------------
     deliver, or cause others to execute and deliver, to or upon the order of Buyer, such further instruments and take such other action as Buyer may reasonably request in order to more effectively convey, assign, transfer and deliver or place Buyer in possession and control of the WGI Shares, or to enable Buyer to exercise and enjoy all rights and benefits with respect thereto.

          (b) Binding Effect.  This Agreement may not be assigned by either
              --------------
     party hereto without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Except as provided herein, nothing in this Agreement, express or implied, is intended or shall be construed to give to any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

          (c) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
     and understanding between the parties hereto, and supersedes any prior agreement or correspondence, relating to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

          (d) Notices.  All notices, requests, demands and other communications
              -------
     required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered by hand, telegram, facsimile or by similar means, or on the fifth day following the day when deposited in the mail, registered or certified, postage prepaid, addressed as follows:

     If to Seller:            Heerema Holding Construction, Inc.

                              5, rue Pedro Meylan
                              1208 Geneva
                              Switzerland
                              Attention:  Mr. G. E. Waldvogel

     If to Buyer:             Willbros Acquisition Corp.
                              Edificio Bank of America
                              Calle 50, Apartado 6307
                              Panama 5, Republic of Panama

          With a copy to:     John N. Hove, Esq.
                              Suite 200, 2431 East 61st Street
                              Tulsa, Oklahoma  74136
                              U.S.A

     Either party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 17(d).

          (e) Headings.  The use of headings and captions herein is solely for
              --------
     the convenience of the parties hereto and shall not limit or otherwise affect the construction of any of the terms or provisions hereof.

          (f) Applicable Law.  This Agreement shall be governed by and construed
              --------------
     in accordance with the laws of the State of New York, U.S.A., without regard to principles of conflicts of laws.

          (g) Waivers.  No waiver of any term, provision or condition of this
              -------
     Agreement shall be effective unless in writing signed by the party granting the waiver, and no such waiver shall be deemed to be or construed as a further or continuing waiver of such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such waiver.

          (h) Counterparts.  This Agreement may be executed in one or more
              ------------
     counterparts, all of which taken together shall constitute one and the same instrument.

          (i) Exhibits.  Each of the Exhibits referred to herein is attached
              --------
     hereto and by this reference made a part hereof.

          (j) Disclosure.  Following the Closing Date, Seller will not disclose
              ----------
     to any third party any information relating to Buyer, WGI or any of the WGI Subsidiaries, without the prior written consent of Buyer.

          (k) Access to Records.  Each of Buyer and Seller shall cooperate and
              -----------------
     provide to the other access to records retained by such party, to the extent the other party reasonably requires such access.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed and delivered on their behalf on the day and year first above written.

"Buyer"                              "Seller"

WILLBROS ACQUISITION CORP.           HEEREMA HOLDING
- --------------------------           ---------------
                                       CONSTRUCTION, INC.



By: /s/ Larry J. Bump                By:  /s/ Pieter H. Heerema
   --------------------------           -----------------------
   Name: Larry J. Bump                     Name: Pieter H. Heerema
         --------------------                    ------------------
   Title:  President                       Title:  President
         --------------------                    ------------------



Exhibit
- -------

A - Non-Compete Agreement

     The following exhibit to the Stock Purchase Agreement dated April 9, 1992, by and between Willbros Acquisition Corp. and Heerema Holding Construction, Inc. has been omitted, and the Registrant agrees to furnish supplementally a copy of such omitted exhibit to the Securities and Exchange Commission upon its request:


     Exhibit
     -------

     Exhibit A  -  Non-Compete Agreement